1. This amendment (the "Amendment") is made by Shane Macauly and Digagogo Ventures Corp., parties to the agreement Advisor/Board Member Agreement dated April 24, 2011(the "Agreement").
2. The Agreement is amended as follows:
   As per agreement date April 24, 2011 the effective date of this agreement is July24, 2011 agree by all parties, all terms and conditions remain in effect.
3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement or any earlier amendment, the terms of this amendment will prevail.

Shane Macauly
By: ___________________________
Printed Name: __________________
Dated: __________________

Digagogo Ventures Corp.
By: ___________________________
Printed Name: __________________
Title: CEO and Chairman
Dated: 07/28/2011